UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 29, 2005
                                                    ------------------

                          WORTHINGTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                 Ohio                 1-8399                    31-1189815
------------------------------  ----------------------    ----------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
      of incorporation)                                     Identification No.)

    200 Old Wilson Bridge Road, Columbus, Ohio                    43085
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       (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:           (614) 438-3210
                                                             ---------------


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
----------------------------------------------------------

          On September 29, 2005, Worthington Industries, Inc. ("Worthington Industries") entered into a Second Amended and Restated Revolving Credit Agreement (the "Second Amended Credit Agreement") among Worthington Industries, as Borrower; PNC Bank, National Association, as Issuing Lender, Swingline Lender and Administrative Agent; Wachovia Bank, National Association; The Bank of Nova Scotia; Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston, Cayman Islands Branch); Fifth Third Bank (Central Ohio); U.S. Bank National Association; Comerica Bank; Citizens Bank of Pennsylvania; The Northern Trust Company; The Huntington National Bank; JPMorgan Chase Bank; National City Bank; Wells Fargo Bank, National Association; and LaSalle Bank, National Association, as Lenders (collectively with PNC Bank, National Association, the "Lenders"); and The Bank of Nova Scotia, as Syndication Agent and Sole Bookrunner; with The Bank of Nova Scotia and PNC Capital Markets, Inc. serving as Joint Lead Arrangers, and U.S. Bank National Association, Wachovia Bank, National Association and Comerica Bank serving as Co-Documentation Agents. The Second Amended Credit Agreement amends and restates in its entirety the Amended and Restated Revolving Credit Agreement, dated as of July 22, 2004 (the "Existing Credit Agreement"), to which Worthington Industries and all of the Lenders except LaSalle Bank National Association had been parties.

          PNC Bank, National Association served as issuing lender, swingline lender and administrative agent under the Existing Credit Agreement and continues to serve in those capacities under the Second Amended Credit Agreement. The Bank of Nova Scotia served as syndication agent and sole bookrunner under the Existing Credit Agreement and continues to serve in those capacities under the Second Amended Credit Agreement. In addition, The Bank of Nova Scotia and PNC Capital Markets, Inc. had served as joint lead arrangers under the Existing Credit Agreement and continue to serve in that capacity under the Second Amended Credit Agreement. With the exception of LaSalle Bank National Association, each of the Lenders under the Second Amended Credit Agreement had also been a lender under the Existing Credit Agreement. In addition, certain of the Lenders under the Second Amended Credit Agreement provide other banking services not specifically outlined in the Second Amended Credit Agreement to Worthington Industries, its subsidiaries and its joint ventures, in the ordinary course of their respective businesses.

          The Second Amended Credit Agreement represents a syndicated unsecured revolving credit facility under which aggregate revolving credit commitments of $435 million will be available. The Existing Credit Agreement provided for the same amount of availability. Worthington Industries has the right to reduce the aggregate amount of the revolving credit commitments.

          The Existing Credit Agreement had been due to expire on May 9, 2007. The Second Amended Credit Agreement provides for an extension of the revolving credit commitments to September 29, 2010. In addition, the Second Amended Credit Agreement reduces the facility fees payable from the amounts provided for in the Existing Credit Agreement and eliminates the utilization fee provided for in the Existing Credit Agreement. The Second Amended Credit Agreement also replaces the leverage ratio financial covenant in the Existing Credit Agreement with the interest coverage ratio financial covenant described below.

          The proceeds of the Second Amended Credit Agreement may be used for working capital and other general corporate purposes, including capital expenditures, acquisitions and dividends. The Second Amended Credit Agreement provides that up to $50 million of the $435 million aggregate revolving credit commitments may be used for trade letters of credit for the benefit of Worthington Industries and/or its subsidiaries and standby letters of credit for the benefit of Worthington Industries.

          The Second Amended Credit Agreement has several borrowing options. Interest rates may be based on (i) a Base Rate; or (ii) a Eurodollar Rate plus a margin based on the then current S&P and Moody's ratings in respect of Worthington Industries' senior, unsecured, long-term indebtedness.

          As Swingline Lender, PNC Bank, National Association has also agreed to make swingline loans to Worthington Industries from time to time prior to September 29, 2010; provided that (i) the aggregate principal amount of swingline loans outstanding at any time may not exceed $30 million and (ii) the sum of outstanding letters of credit, swingline loans and other loans made under the Second Amended Credit Agreement may not exceed $435 million. Swingline loans will bear interest at the applicable Base Rate.

          The terms of the Second Amended Credit Agreement provide for customary representations and warranties and affirmative covenants and also contain customary negative covenants providing limitations subject to negotiated carve-outs.

          The Second Amended Credit Agreement requires that the ratio (the "interest coverage ratio"), for Worthington Industries and its subsidiaries on a consolidated basis, of (i) consolidated EBITDA for four consecutive fiscal quarters, taken as a single accounting period, to (ii) consolidated interest expense for such period, not be less than 3.25 to 1.00 at the end of any fiscal quarter. In addition, the Second Amended Credit Agreement requires that the ratio, for Worthington Industries and its subsidiaries on a consolidated basis, of (a) consolidated indebtedness to (b) consolidated indebtedness plus consolidated stockholders' equity, not be greater than 55% at the end of any fiscal quarter.

          The terms of the Second Amended Credit Agreement include customary events of default such as payment defaults; material inaccuracies in representations or warranties; unremedied covenant defaults; bankruptcy, insolvency or occurrence of a similar event; cross-defaults to other material indebtedness; uninsured material judgments; and the occurrence of a defined change of control of Worthington Industries. Upon the occurrence of an event of default, the Lenders may, among other things, terminate their commitments under the Second Amended Credit Agreement and declare any of the then outstanding loans or letter of credit reimbursement obligations due and payable immediately.

          As of September 29, 2005, there were no loans (including swingline loans) or letters of credit outstanding under the Existing Credit Agreement. As of September 30, 2005, no loans (including swingline loans) or letters of credit had been issued under the Second Amended Credit Agreement.

          The foregoing description of the Second Amended Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Second Amended Credit Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.      Termination of a Material Definitive Agreement.
--------------------------------------------------------------

          Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K, related to the amendment and restatement of the Existing Credit Agreement as of September 29, 2005, which description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
------------------------------------------------------------------------------
Off-Balance Sheet Arrangement of a Registrant.
----------------------------------------------

          Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K, related to the Second Amended Credit Agreement entered into on September 29, 2005, which description is incorporated herein by reference.

Item 8.01.      Other Events.
-----------------------------

         News Release in respect of Second Amended Credit Agreement

         On September 30, 2005, Worthington Industries, Inc. issued a news release announcing that it had amended and restated its long-term revolving credit facility. The news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

         Annual Meeting of Shareholders of Worthington Industries, Inc.

         The Annual Meeting of Shareholders of Worthington Industries, Inc. was held on September 29, 2005. The three nominees of the Board of Directors for election as directors of Worthington Industries, Inc. -- John S. Christie, Michael J. Endres and Peter Karmanos, Jr. -- were elected by the shareholders for three-year terms to expire at the 2008 Annual Meeting of Shareholders. In addition, the selection of KPMG LLP as the independent registered public accounting firm of Worthington Industries, Inc. was ratified by the shareholders.

Item 9.01.      Financial Statements and Exhibits.
--------------------------------------------------

          (a) through (c): Not Applicable.

          (d) Exhibits:

          The following exhibits are filed with this Current Report on Form 8-K:

          Exhibit No.       Description
          -----------       -----------

              4.1          $435,000,000 Second Amended and Restated Revolving
                            Credit Agreement, dated as of September 29, 2005, among Worthington Industries, Inc., as Borrower; the Lenders party thereto; PNC Bank, National Association, as Issuing Lender, Swingline Lender and Administrative Agent; and The Bank of Nova Scotia, as Syndication Agent and Sole Bookrunner; with The Bank of Nova Scotia and PNC Capital Markets, Inc. serving as Joint Lead Arrangers, and U.S. Bank National Association, Wachovia Bank, National Association and Comerica Bank serving as Co-Documentation Agents

              99.1          News Release issued by Worthington Industries, Inc.
                            on September 30, 2005



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     WORTHINGTON INDUSTRIES, INC.




Date:  September 30, 2005                By:  /s/Dale T. Brinkman
                                            ------------------------------------
                                              Dale T. Brinkman, Vice President -
                                              Administration, General Counsel &
                                              Secretary

                                INDEX TO EXHIBITS


 Exhibit No.         Description
 -----------         -----------

     4.1            $435,000,000 Second Amended and Restated Revolving Credit
                     Agreement, dated as of September 29, 2005, among Worthington Industries, Inc., as Borrower; the Lenders party thereto; PNC Bank, National Association, as Issuing Lender, Swingline Lender and Administrative Agent; and The Bank of Nova Scotia, as Syndication Agent and Sole Bookrunner; with The Bank of Nova Scotia and PNC Capital Markets, Inc. serving as Joint Lead Arrangers, and U.S. Bank National Association, Wachovia Bank, National Association and Comerica Bank serving as Co-Documentation Agents

     99.1            News Release issued by Worthington Industries, Inc.
                     on September 30, 2005